UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2018

StoneMor Partners L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 12, 2018, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of StoneMor Partners L.P. (the “Partnership”), the Subsidiaries (as defined in the Amended Credit Agreement) of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders party thereto and Capital One, National Association (“Capital One”), as Administrative Agent (in such capacity, the “Administrative Agent”), entered into the Sixth Amendment and Waiver to Credit Agreement (the “Sixth Amendment”) which further amended the Credit Agreement (as previously amended by that certain First Amendment to Credit Agreement dated as of March 15, 2017, Second Amendment and Limited Waiver dated July 26, 2017, Third Amendment and Limited Waiver effective August 15, 2017, Fourth Amendment to Credit Agreement dated as of September 29, 2017 and Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, the “Original Credit Agreement” and, as further amended by the Sixth Amendment, the “Amended Credit Agreement”), dated as of August 4, 2016, among the Borrowers, the Lenders, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. Capitalized terms not otherwise defined herein have the same meanings as specified in the Amended Credit Agreement.

The Sixth Amendment included covenants pursuant to which the Partnership agreed to deliver to the Administrative Agent (a) the consolidated financial statements to be included in its Annual Report on Form 10-K for the Year Ended December 31, 2017 (the “2017 Form 10-K”) on or before June 30, 2018 and (b) the consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the period ended March 31, 2018 and the period ending June 30, 2018 within 60 and 105 days, respectively, after the 2017 Form 10-K is filed. The Partnership also agreed to use reasonable commercial efforts to consummate the disposition of assets with Net Cash Proceeds of at least $12 million by June 30, 2019. The Sixth Amendment also amended certain terms of the Original Credit Agreement to:

•	reduce the amount of the Revolving Commitments from $200 million to $175 million and eliminate the Borrowers’ ability to increase the Revolving Commitments;

•
add a further limitation on Revolving Credit Availability at any time prior to the date on which the Partnership shall have achieved (i) as of the last day of any fiscal quarter after the effective date of the Fourth Amendment, a Consolidated Leverage Ratio of less than 4.00:1.00 for the four consecutive fiscal quarters ending on such date and (ii) as of the last day of any fiscal quarter after the Sixth Amendment Effective Date, a Consolidated Secured Net Leverage Ratio of less than 3.00:1.00 for the four consecutive fiscal quarters ending on such date (provided Borrowers received the necessary consent to permit the occurrence of such event) by establishing a Secured Leverage Borrowing Base, which is equal to the sum of 80% of accounts receivable outstanding less than 120 days (without giving effect to the application of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 606) plus 40% of the book value, net of depreciation, of property, plant and equipment, and (z) the aggregate Revolving Commitments of the Lenders at such time;

•
amend the definition of “Consolidated EBITDA” for purposes of calculating the various financial covenants to (A) (i) permit the Partnership to add back goodwill impairment charges; (ii) permit the Partnership to add back non-cash deferred financing fees written off in an aggregate amount for all periods after the Sixth Amendment Effective Date not to exceed $9.8 million; (iii) adjust the limit on add backs for non-recurring cash expenses, losses, costs and charges to $13.9 million for the period ended June 30, 2017, $13.6 million for the period ended September 30, 2017, $17.0 million for the period ended December 31, 2017 and $16.3 million for the period ended March 31, 2018; (iv) remove the add back for non-cash items determined in good faith by the Partnership’s Financial Officer; (v) remove the add back for unrealized losses (less unrealized gains) and non-cash expenses arising from or attributable to the early termination of any Swap Agreement; (vi) remove the add back for fees incurred in unsuccessful acquisition efforts and cap the add back for fees incurred in successful acquisition efforts at $3.0 million; and (vii) remove the add back for realized losses in the trust account’s investment portfolio in an aggregate amount for all periods not to exceed $53 million; (B) eliminate the deduction for non-cash items increasing Consolidated Net Income for the applicable period; and (C) eliminate the adjustment for “Change in Deferred Selling and Obtaining Costs” and “Change In Deferred Revenue, net” as presented in the Partnership’s consolidated financial statements;

•	replace the Consolidated Leverage Ratio covenant with a Consolidated Secured Net Leverage Ratio covenant that:

o
defines Consolidated Secured Net Leverage Ratio as the ratio of (i) (x) Consolidated Secured Funded Indebtedness, which is indebtedness secured by a lien, minus (y) cash and cash equivalents subject to a first priority lien in favor of the Administrative Agent in an amount not to exceed $5 million, to (ii) Consolidated EBITDA; and

o
establishes limitations on the Partnership’s Consolidated Secured Net Leverage Ratio at 5.75:1.00 for the periods ending June 30, 2018 and September 30, 2018, stepping down to 5.50:1.00 for the period ending December 31, 2018, 5.00:1.00 for periods ending in fiscal 2019 and 4.50:1.00 for periods ending in fiscal 2020;

•
prohibit distributions to the Partnership’s partners unless the Consolidated Leverage Ratio (which includes the effect of unsecured indebtedness) is not greater than 7.50:1.00 and the Revolving Credit Availability is at least $25 million;

•	increase the Applicable Rate by 0.50%;

•
revise the provisions relating to the Consolidated Fixed Charge Coverage Ratio by (A) reducing the minimum Consolidated Fixed Charge Coverage Ratio from 1.20:1.00 to 1.00:1.00 for fiscal 2018, stepping up to 1.10:1.00 for fiscal 2019 and returning to 1.20:1.00 for fiscal 2020 and (B) permitting the Partnership to include in calculating the ratio adjustments for “Change in Deferred Selling and Obtaining Costs,” “Change In Deferred Revenue” and “Change In Merchandise Trust Fund” as presented in the Partnership’s consolidated financial statements;

•	remove the Consolidated Debt Service Charge Ratio;

•
provide for mandatory prepayments in an amount equal to 100% of the net cash proceeds, subject to certain thresholds in certain cases, from sale/leaseback transactions and certain other permitted dispositions of real estate;

•
further modify the Partnership’s ability to incur additional indebtedness by: (i) decreasing the capital equipment financing basket from $10 million to $5 million; (ii) decreasing the general basket for certain permitted debt from $10 million to $7.5 million; (iii) eliminating the Borrowers’ ability to incur subordinated debt to fund consideration payable for certain permitted acquisitions; (iv) eliminating the Borrowers’ ability to incur unsecured indebtedness; and (v) permitting the Partnership to incur indebtedness of up to an aggregate of $11.0 million in the form of deferred purchase price obligations payable pursuant to certain specified agreements entered into prior to the Sixth Amendment Effective Date;

•
eliminate the Partnership’s (A) right to consummate, subject to certain other conditions, acquisitions if, on a pro forma basis, the Consolidated Leverage Ratio was not greater than 3.75:1 and (B) ability to fund acquisitions with Borrowers’ own funds, except for an aggregate of up to $11.0 million of purchase price obligations pursuant to certain acquisitions for which agreements had been executed prior to the Sixth Amendment Effective Date;

•
modify the scope of permitted dispositions: (i) to decrease the general basket from $10 million annually to $5 million after the Sixth Amendment Effective Date; (ii) except with respect to certain existing sale/leaseback transactions, reduce the limit on dispositions involving sale/leaseback transactions from $10 million during the term of the facility to $3 million after the Sixth Amendment Effective Date; and (iii) for dispositions that would not otherwise be permitted dispositions, change the basket from an annual aggregate limit of $10 million to a limit of $12 million from the Sixth Amendment Effective Date until June 30, 2019 and a limit of $3 million from July 1, 2019 until December 31, 2019 and each year thereafter (provided that such limitations will not apply to certain specified dispositions);

•	reduce the amount that may be invested in non-guarantor subsidiaries from $1 million to $0.5 million and decrease the general basket on all other investments from $5 million to $2.5 million;

•	decrease the limit on loans to officers or employees from $0.5 million to $0.25 million; and

•
extend the deadline for filing the Partnership’s Forms 10-Q for the period ended March 31, 2018 and the period ending June 30, 2018 to 60 and 105 days, respectively, following the filing of the 2017 Form 10-K.

In addition, the Administrative Agent and Lenders party thereto waived existing defaults under the Original Credit Agreement as a result of the Partnership’s failure to (i) deliver the financial statements for the periods ended December 31, 2017 and March 31, 2018 and the relative compliance certificates; (ii) comply with the facility’s maximum Consolidated Leverage Ratio for fiscal 2017 and the period ended March 31, 2018; and (iii) give notice of such defaults and inaccuracies in representations and warranties resulting from such defaults. This waiver was subject to the satisfaction of certain conditions, including the payment to the Lenders of a fee in the aggregate amount of $656,250.
The foregoing summary of the Sixth Amendment is not intended to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Austin K. So

On June 15, 2018, StoneMor GP LLC, the general partner of the Partnership (“StoneMor GP”), and Austin K. So, General Counsel, Chief Legal Officer and Secretary of StoneMor GP entered into an employment agreement pursuant to which Mr. So continues to serve as General Counsel, Chief Legal Officer and Secretary of StoneMor GP. The agreement superseded the letter agreements previously entered into with Mr. So in May 2016 and January 2017.
Mr. So’s base salary under the agreement remains $375,000 per year, which base salary is subject to annual review by the Board of Directors of StoneMor GP (the “Board”). Any decrease in base salary will be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.
The agreement provides that Mr. So is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The amount of the cash bonus will be targeted at 50% of his base salary with respect to the applicable fiscal year. Mr. So remains entitled to receive a quarterly retention bonus of $25,000 per quarter, payable in cash after the end of each quarter in 2018, provided that he is employed by StoneMor GP on the day StoneMor GP pays the applicable retention bonus.
Under the agreement, Mr. So is also entitled to participate in the Partnership’s 2014 Long-Term Incentive Plan (the “LTIP”) to the extent that StoneMor GP offers the LTIP to all senior executives of StoneMor GP. Mr. So’s participation in the LTIP, if offered by StoneMor GP, will be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee of the Board. To the extent Mr. So’s employment terminates on account of “Retirement” (as such term is defined in the agreement) during a performance period applicable to a particular LTIP grant, the portion of such LTIP grant that is subject to performance goals will be earned pro-rata based on actual performance and the number of months that Mr. So was employed during the performance period. To be eligible for a pro-rated portion of the LTIP grant in the event of a Retirement, Mr. So must execute a release substantially in the form attached to his agreement.

If Mr. So’s employment is terminated by StoneMor GP for “Cause” or by Mr. So without “Good Reason” or in the event of Mr. So’s death or “Disability” (as such terms are defined in the agreement), Mr. So will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. So is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. So, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. So is eligible in accordance with StoneMor GP’s policies.
If Mr. So’s employment is terminated by StoneMor GP without “Cause” or by Mr. So for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. So enters into a release as provided for in the agreement, Mr. So would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing within 60 days following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which will be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.
In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. So that are subject to time-based vesting provisions and that are not fully vested will become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. So’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. So from directly or indirectly competing with StoneMor GP. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.
The foregoing summary of Mr. So’s employment agreement is not intended to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Agreements with Patricia D. Wellenbach and Stephen J. Negrotti

Restricted Phantom Unit Agreements

On June 15, 2018, each of Ms. Wellenbach and Mr. Negrotti (each, a “Director”) entered into a Director Restricted Phantom Unit Agreement with StoneMor GP under the LTIP (each, a “Restricted Phantom Unit Agreement”). Each Restricted Phantom Unit Agreement provides, among other things, as follows:

•
commencing on July 1, 2018, compensation in the annual amount of $20,000 (“Annual Deferral”) payable to each Director in consideration for service as a director, pro rated for 2018, will be deferred and credited, in the form of restricted phantom units, to a mandatory deferred compensation account (the “Mandatory Deferred Compensation Account”) established by StoneMor GP for the Director;

•
the Annual Deferral will be credited in equal quarterly installments, each installment to be credited on the date of the regular quarterly meeting of the Board for such quarter; provided, however, that the Annual Deferral for 2018 will be credited in installments of $10,000 and $5,000 on the date of the regular quarterly meeting of the Board for the third and fourth quarter, respectively, of 2018;

•
the number of restricted phantom units (or fractions thereof) to be credited to the Director’s Mandatory Deferred Compensation Account will be determined by dividing the amount of each quarterly installment by the closing price for common units of the Partnership for the trading day immediately prior to the first day of such regular quarterly Board meeting (in the event that there is no meeting of the Board during any calendar quarter, the crediting will occur on such date as is designated by StoneMor GP);

•
for each restricted phantom unit in the Mandatory Deferred Compensation Account, StoneMor GP will credit the account, solely in additional restricted phantom units, an amount of distribution equivalent rights so as to provide the Directors a means of participating on a one-for-one basis in distributions made to holders of the Partnership’s common units;

•
payments of the Director’s Mandatory Deferred Compensation Account will be made on the earliest of (i) separation of the Director from service as such, (ii) disability (as described in the Restricted Phantom Unit Agreement), (iii) “Unforeseeable Emergency” (as defined in the Restricted Phantom Unit Agreement), (iv) death or (v) “Change of Control” (as defined in the Plan including the last sentence thereof applicable to 409A Awards (as defined in the Plan)) of the Partnership or StoneMor GP;

•
payments for restricted phantom units (or fractions thereof) credited to the Mandatory Deferred Compensation Account will be made in the Partnership’s common units, provided that StoneMor GP, at its option, may elect to pay all or any portion of the Mandatory Deferred Compensation Account in cash instead of paying in common units; and

•
restricted phantom units (or fractions thereof) credited to the Mandatory Deferred Compensation Account shall be valued at the closing price for the Partnership’s common units as published in The Wall Street Journal or in Yahoo Finance for the trading day immediately prior to the payment date.

The foregoing summary of Ms. Wellenbach’s and Mr. Negrotti’s respective Restricted Unit Agreements is not intended to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Indemnification Agreements

On June 15, 2018, each of Ms. Wellenbach and Mr. Negrotti entered into an indemnification agreement with StoneMor GP, the terms of which are consistent with the terms of the indemnification provided to the other directors of StoneMor GP and by StoneMor GP’s limited liability company agreement. Under the indemnification agreements, StoneMor GP is required to indemnify Ms. Wellenbach and Mr. Negrotti to the fullest extent of the law against liabilities, costs and expenses incurred by them in their capacities as a director or agent of StoneMor GP unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the director acted in bad faith or engaged in fraud, willful misconduct or gross negligence. The indemnification agreements also require StoneMor GP to indemnify Ms. Wellenbach and Mr. Negrotti for criminal proceedings unless the applicable director acted with knowledge that such director’s conduct was unlawful. Any such indemnification will be only out of the assets of StoneMor GP.
The foregoing summary of Ms. Wellenbach’s and Mr. Negrotti’s respective indemnification agreements is not intended to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On June 18, 2018, the Partnership issued a press release summarizing the principal amendments to the Original Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
10.1	Sixth Amendment and Waiver to Credit Agreement, dated as of June 12, 2018. *
10.2	Fifth Amendment to Credit Agreement, dated as of December 22, 2017 but effective as of September 29, 2017. *
10.3	Employment Agreement dated June 15, 2018 by and between StoneMor GP LLC and Austin K. So. *
10.4	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach. *
10.5	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti. *
10.6	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach. *
10.7	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti. *
99.1	Press Release dated June 18, 2018. **

* Filed herewith.
** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2018	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner
By: /s/ Mark L. Miller Mark L. Miller Chief Financial Officer and Senior Vice President